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Laser Technology, Inc.
10-K For Year Ended September 30, 1999
Exhibit 21.1
Subsidiaries


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           Name                  Location of Incorporation    Percent Ownership
           ----                  -------------------------    -----------------

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Laser Communications, Inc.       Colorado                     100%
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Laser Technology, U.S.V.I.       U.S. Virgin Islands          100%
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Light Solutions Research         Ontario, Canada              100%
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International Measurement and
Control Company                  Colorado                     100%
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